Exhibit 8(n)(6)

Schedule A Revision 5-1-2015 (AllianceBernstein)

Schedule A

to

Participation Agreement

Between

AllianceBernstein L.P.

AllianceBernstein Investments, Inc.

and

Transamerica Capital, Inc.

Transamerica Premier Life Insurance Company

Dated

August 2, 2000

SEPARATE ACCOUNT, POLICY/CONTRACTS, FUNDS

EFFECTIVE AS OF MAY 1, 2015

SEPARATE ACCOUNT

Separate Account VA AA

Separate Account VA CC

Separate Account VA U

Separate Account VA V

WRL Series Life Account

WRL Series Life Account G

POLICY/CONTRACT

Advisor’s EdgeSM Variable Annuity

Advisor’s Edge SelectSM Variable Annuity

WRL Asset Advisor

WRL Associate Freedom Elite Builder

WRL Evolution

WRL ForLife

WRL Financial Freedom Builder

WRL Freedom Advisor

WRL Freedom Elite

WRL Freedom Elite Builder

WRL Freedom Elite Builder II

WRL Freedom Equity Protector

WRL Freedom Multiple

WRL Freedom Premier® III Variable Annuity

WRL Freedom Wealth Protector

WRL Xcelerator

WRL Xcelerator Focus and Exec

FUND

AB Balanced Wealth Strategy Portfolio – Class B

AB Global Thematic Growth Portfolio – Class B

AB Growth Portfolio – Class B

AB Large Cap Growth Portfolio – Class B